As filed with the Securities and Exchange Commission on September 26, 1997 Registration No.
                 ----------------

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            POOL ENERGY SERVICES CO.
             (Exact name of registrant as specified in its charter)

          TEXAS                                                 76-0263755
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            10375 RICHMOND AVENUE
                               HOUSTON, TEXAS                            77042
                  (Address of principal executive offices)            (Zip Code)

                                  POOL COMPANY
                              401(K) SAVINGS PLAN
                            (Full title of the plan)

                                G. GEOFFREY ARMS
                       VICE PRESIDENT AND GENERAL COUNSEL
                            POOL ENERGY SERVICES CO.
                             10375 RICHMOND AVENUE
                             HOUSTON, TEXAS  77042
                                 (713) 954-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    --------
                                    --------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                        Amount to be        Proposed Maximum      Proposed Maximum         Amount of
     Title of Securities to be         Registered (2)      Offering Price Per    Aggregate Offering     Registration Fee
             Registered                                          Share                  Price
------------------------------------------------------------------------------------------------------------------------
     Common Stock, no par value        500,000 shares          $34 5/8(3)          $17,406,250(3)            $5,275
========================================================================================================================

(1) Also hereby registered are (i) an equal number of Rights issuable pursuant to the Company's Shareholder Rights Plan (under the Shareholder Rights Plan, each share of Common Stock issued is coupled with a Right for which no separate consideration is paid) (ii) an indeterminent number of Plan participation interests, and (iii) pursuant to Rule 416.

(2) Pursuant to Rule 416, the number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Registrant's Common Stock on the NASDAQ National Market on September 23, 1997.

REGISTRATION OF ADDITIONAL SECURITIES.

          The securities being registered hereby are additional to those registered by Pool Energy Services Co. under the Registration Statement on Form S-8, Registration No. 33-42194, filed with the Commission on August 13, 1992. The information in such Registration Statement is incorporated herein by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



EXHIBITS.

      Exhibit
      Number       Description
      ------       -----------

      23.1*        Consent of Deloitte & Touche LLP

      24*          Powers of Attorney

----------------------------
*Filed Herewith

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 25, 1997.

                                         POOL ENERGY SERVICES CO.
                                         (Registrant)

                                         By: /s/ J. T. Jongebloed
                                            ----------------------------------
                                             J. T. Jongebloed
                                             Chairman, President and Chief
                                             Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name and Signature                                 Title                                    Date
          ------------------                                 -----                                    ----
/s/ J. T. Jongebloed                           Chairman, President and
--------------------------------------         Chief Executive Officer and Director
J. T. Jongebloed

/s/ E. J. Spillard                             Senior Vice President, Finance
----------------------------------------       (principal financial officer)
E. J. Spillard

/s/ B. G. Gordon                               Controller
--------------------------------------         (principal accounting officer)
B. G. Gordon

W. C. McCORD                                   Director*                                     September 25, 1997

WILLIAM M. MOBLEY                              Director*

GARY D. NICHOLSON                              Director*

JOSEPH R. MUSOLINO                             Director*

JAMES L. PAYNE                                 Director*

DONALD D. SYKORA                               Director*



*By:  /s/ J. T. Jongebloed
    ----------------------------------------
      (J. T. Jongebloed, as Attorney-in-Fact
       for each of the persons indicated)

             THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Pool Company 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 25, 1997.

                                           POOL COMPANY 401(K) SAVINGS PLAN

                                           By: POOL COMPANY
                                           -----------------------------------
                                               (Plan Administrator)

                                           By: /s/ L. E. Dupre
                                           -----------------------------------
                                               L. E. Dupre
                                               Vice President, Human Resources

                                 Exhibit Index



        Exhibit
        Number       Description
        ------       -----------
        23.1*        Consent of Deloitte & Touche LLP

        24*          Powers of Attorney

---------------------------
*Filed Herewith